Exhibit 99.4

LETTER TO CLIENTS

EMCORE CORPORATION

Exchange Offer

5% Convertible Senior Subordinated Notes due May 15, 2011
and Shares of Common Stock for its
5% Convertible Subordinated Notes due May 15, 2006

THE EXCHANGE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME,
ON FEBRUARY 18, 2004 UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS
MAY BE WITHDRAWN PRIOR TO 11:59 P.M., NEW YORK CITY TIME,
ON THE EXPIRATION DATE

Delivery To:
WILMINGTON TRUST COMPANY, EXCHANGE AGENT
By Regular Mail or Overnight Courier:	By Registered & Certified Mail:	In Person by Hand Only:
Christine Kushto, CCTS Financial Services Officer Wilmington Trust Company 1100 North Market Street Rodney Square North Wilmington, DE 19890-1615	Christine Kushto, CCTS Financial Services Officer Wilmington Trust Company 1100 North Market Street Rodney Square North Wilmington, DE 19890-1615	Christine Kushto, CCTS Financial Services Officer Wilmington Trust Company 1100 North Market Street Rodney Square North Wilmington, DE 19890-1615
For Information or Confirmation by Telephone Call: (302) 636-6469
By Facsimile Transmission (For Eligible Institutions Only): (302) 636-4145
Attention: Christine Kushto

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

To Our Clients:

Enclosed for your consideration is a preliminary Prospectus, dated January 21, 2004 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") by EMCORE Corporation (the "Company") to exchange its 5% Convertible Senior Subordinated Notes due May 15, 2011 and shares of Common Stock for its outstanding 5% Convertible Subordinated Notes due May 15, 2006 (the "Existing Notes"), upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal.

This material is being forwarded to you as the beneficial owner of the Existing Notes held by us for your account but not registered in your name. A tender of such Existing Notes may only be made by us as the holder of record and pursuant to your instructions.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Existing Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Existing Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 11:59 p.m., New York City Time, on February 18, 2004, unless extended by the Company. Any Existing Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

Your attention is directed to the following:

1.	The Exchange Offer is for any and all Existing Notes.

2.	The Exchange Offer is subject to certain conditions set forth in the section of the Prospectus captioned "The Exchange Offer—Conditions for Completion of the Exchange Offer."

3.	Any transfer taxes incident to the transfer of Existing Notes from the holder to the Company will be paid by the Company, except as set forth in Instruction 5 of the Letter of Transmittal.

4.	The Exchange Offer expires at 11:59 p.m., New York City Time, on February 18, 2004, unless extended by the Company.

If you wish to have us tender your Existing Notes, please so instruct us by completing, executing and returning to us the instruction form on the back of this letter. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Existing Notes.

INSTRUCTIONS WITH RESPECT TO
THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by EMCORE Corporation with respect to its Existing Notes.

This will instruct you to tender the Existing Notes indicated below (or, if no number is indicated below, all Existing Notes) held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

Please tender the Existing Notes held by you for my account as indicated below:

5% Convertible Subordinated Notes due May 15, 2006
        $                                             (Aggregate Principal Amount of Existing Notes)

    Please do not tender any Existing Notes held by you for my account.

Dated:                                                , 20        .

Signature(s): ____________________________________________________________________

Print name(s) here:______________________________________________________________

Print Address(es) here: ____________________________________________________________

Area Code and Telephone Number(s): ________________________________________________

Tax Identification or Social Security Number(s): __________________________________________

None of the Existing Notes held by us for your account will be tendered unless we receive written instructions from you to do so. After receipt of instructions to tender, unless we receive specific contrary instructions we will tender all the Existing Notes held by us for your account.